EXHIBIT 99.1

[Letterhead]

For Immediate Release

Public Relations Contacts:	Investor Relations Contact:
Jennifer Fields	Roger Rowe
InFocus Corporation	InFocus Corporation
503.685.8923	503.685.8609
jennifer.fields@infocus.com	roger.rowe@infocus.com

Stacy Doyle
Edelman
503.471.6806
stacy.doyle@edelman.com

InFocus Corporation Announces Expected Delay in Filing Form 10-K for 2005

WILSONVILLE, OR (March 9, 2006)—InFocus® (Nasdaq: INFS) today announced it expects a delay in filing its fiscal 2005 Annual Report on Form 10-K with the Securities and Exchange Commission. The delay in filing will allow for the completion of internal investigations recently initiated by the Company’s Audit Committee and completion of related audit procedures by the Company’s registered independent auditors, KPMG LLP. The Audit Committee does not expect to be able to conclude its review by the March 16, 2006 deadline for filing the Company’s 2005 Annual Report on Form 10-K.

In July 2005, the Company announced that it had self disclosed infractions of U.S. export law to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) related to shipments into restricted countries by one of its foreign subsidiaries.  The matter was referred to the Audit Committee of the Company’s Board of Directors to commence an independent investigation. The Audit Committee engaged independent counsel in August 2005 to assist with this process and the Company has been working diligently to complete the investigation and provide details of its findings to OFAC. Based on preliminary results of the investigation, and subject to agreement by OFAC with the Company’s findings and conclusions, the Company believes its ultimate liability may be less than the $1.6 million accrued as of December 31, 2005. The Company expects to submit its findings to OFAC in the near future.

In February 2006, as part of the document review related to the OFAC investigation, written communications were reviewed that raised potential concerns regarding the effectiveness of the Company’s financial controls and policies regarding revenue recognition, including the appropriateness of revenue recognition related to levels of channel inventory at the end of reporting periods. This information was immediately referred to the Audit Committee. After consultation with the Company’s registered independent auditors, the Audit Committee commenced an internal investigation in mid-February 2006 concerning this matter and engaged independent counsel to assist with this process.

It is the Company’s policy to recognize revenue from the sale of products when title transfers and risk of loss has passed to the customer, which is generally at the time of shipment. The Company also maintains reserves for estimated sales returns, price adjustments, and incentive programs for certain dealers and distributors whereby rebates are offered based upon exceeding volume goals. Estimated sales returns, price protection, and rebates are deducted from revenue. The Company also monitors channel inventory and sell through of products related to its distributors and dealers and defers revenue on certain channel inventory determined to be excessive, generally channel inventory held in excess of 60 days. The Company’s 2004 assessment related to internal controls over financial reporting did not identify any material weaknesses with respect to the controls and policies regarding revenue recognition. To date, as part of its 2005 assessment, the Company has not identified any material weaknesses in internal controls.

In January 2006, the Company’s senior management received an unsubstantiated anonymous communication alleging that certain persons employed by the Company’s Chinese subsidiary had engaged in improper business practices. The Company’s initial investigation related to this communication did not reveal any basis for the allegations, but in accordance with Company policies, the matter was referred to the Audit Committee. After consultation with the Company’s registered independent auditors, the Audit Committee commenced an internal investigation in mid-February 2006 concerning this matter and engaged independent counsel to assist with this process.

The Company is not yet able to predict the outcome of the foregoing investigations or to evaluate the materiality, individually or in the aggregate, of any items that may require a change in treatment. At this time, the Company is unable to determine whether any financial statement adjustments will be required with respect to previously issued financial statements. In addition, upon the completion of the investigations, the Company will review its required assessment of the Company’s internal controls over financial reporting and determine whether there has been any material weakness in the Company’s internal controls. The Company will strive to file its 2005 Annual Report on Form 10-K as soon as practicable, but currently expects the process to take at least 60 days to complete.

The Company has received an extension from Wells Fargo Foothill related to its $25 million line of credit, moving the due date for providing the bank with audited financial statements to May 31, 2006.

“It has been, and remains, Company policy and our intent to comply with the letter and spirit of all applicable laws, regulations, and accounting standards related to our business,” said Kyle Ranson, President and Chief Executive Officer of InFocus Corporation. “While we complete these investigations, we continue to aggressively execute our restructuring plan and are excited about the recent introduction of new products for both Work Big and Play Big applications to take advantage of projected industry market growth during 2006. We remain focused on achieving our goal of returning to operating profitability for the second quarter of 2006,” concluded Ranson.

Forward-Looking Statements

This press release includes forward-looking statements, including statements related to the timeline for completion and potential results of various independent investigations currently ongoing involving the Company. In addition, these forward-looking statements include expectations regarding the effectiveness of our restructuring plan, the prospects related to the release of new products by the Company, and our goal of returning to operating profitability in the second quarter of 2006. Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements. Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s 2004 Form 10-K, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business. The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (Nasdaq: INFS) is the industry pioneer and worldwide leader in the projection market today. Nearly twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. Being the inventor and leader is simply a great bonus of making the presentation of ideas, information, and entertainment a vivid, unforgettable experience.

With over 1.5 million projectors sold, in a category that is expected to grow to $10 billion in revenue and more than 9 million units in 2007, we believe our product contributions set the standard for what a big picture experience should be like. For more information, visit us at www.infocus.com or call us toll-free at 800.294.6400 (U.S. and Canada).

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InFocus, ASK, Proxima, ASK Proxima, LiteShow, ScreenPlay and LP are trademarks or registered trademarks of InFocus Corporation or its subsidiaries in the United States and other countries.  Digital Light Processing and DLP are trademarks of Texas Instruments.